EXHIBIT 10(u)

AMERICAN ELECTRIC POWER COMPANY, INC.

SCHEDULE OF NON-EMPLOYEE DIRECTORS’ ANNUAL COMPENSATION

Effective January 1, 2006

Retainer[1]	Amount

Service as a Director	$67,500

Service as Audit Committee Chair	$15,000

Service as Audit Committee Member	$12,000

Service as Presiding Director	$15,000

1 Retainer amounts are paid quarterly

Each non-employee director also receives annually $82,500 in AEP stock units pursuant to the AEP Stock Unit Accumulation Plan. In addition, non-employee directors will be paid a fee of $1,200 per day for special assignments (such as attendance at Nuclear Regulatory Commission meetings).